Exhibit 99.1

National Dentex Corporation Announces Fourth Quarter and Full Year 2009 Results

NATICK, Mass.--(BUSINESS WIRE)--March 5, 2010--National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, today announced its results for the fourth quarter and year ended December 31, 2009. For the full year ended December 31, 2009, National Dentex reported sales of $161,195,000, a 6.1% decline from reported sales of $171,674,000 for the same period in 2008. Net income for 2009 increased to $5,877,000, or $1.02 per diluted share, from a net loss of $877,000, or a $.16 loss per diluted share, for fiscal 2008. Non-GAAP net income was $6,141,000 for fiscal 2009, or $1.07 per diluted share, compared to $5,240,000 for fiscal 2008, or $.93 per diluted share. Non-GAAP net income excludes non-cash goodwill impairment charges, including the tax effect. National Dentex recorded non-cash goodwill impairment charges of $6,950,000 in the fourth quarter of 2008 and $264,000 in the third quarter of 2009. These charges were taken with respect to certain laboratories in connection with management’s assessment of goodwill on its balance sheet and did not affect the Company’s cash flow. A reconciliation of Non-GAAP net income to net income is included at the end of this press release.

For the fourth quarter of 2009, National Dentex reported sales of $38,174,000, which was 7.5% lower than the fourth quarter sales in 2008 of $41,264,000. Net income for the quarter was $429,000, or $.07 per diluted share, compared to a net loss of $5,286,000, or a loss of $.93 per diluted share in 2008. Non-GAAP net income was $429,000, or $.07 per diluted share, for the fourth quarter of 2009 compared to $831,000, or $.15 per diluted share, for the same period in 2008. The difference is primarily attributable to a tax credit related to research activities from tax year 2002, recorded in the fourth quarter of 2008 as a result of the expiration of the final statute of limitations for IRS modification. The after tax effect on net income in the fourth quarter of 2008 for this item was $468,000, or $.08 per diluted share.

Commenting on today’s announcement, David Brown, Chairman and CEO, stated: “As a result of a very difficult consumer market, 2009 has been a challenging year for the dental laboratory industry. While we are beginning to see improving trends, we continue to feel the effects of the industry-wide slowdown in revenues brought on by a decline in discretionary consumer spending. In response, we have made great strides in controlling our production and operating costs, in particular our labor and related payroll expenses. As a result, we have improved profitability in 2009. In addition, we have continued to make advances with newer technologies that we believe will enhance our competitive advantages in the future.”

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, specifically Non-GAAP net income and Non-GAAP net income per share. Non-GAAP net income equals net income plus non-cash goodwill impairment charges, including the tax effect, which comprise of the goodwill impairment charges described above taken in the fourth quarter of 2008 and the third quarter of 2009. We believe that the use of these non-GAAP financial measures in this press release helps investors gain an understanding of our underlying operating results without the effect of these non-cash charges, particularly when comparing to prior periods. These non-GAAP financial measures are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.

About National Dentex

National Dentex Corporation serves an active customer base of over 24,000 dentists through 44 dental laboratories located in 30 states and one Canadian province. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These forward-looking statements are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The forward-looking statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating results and acquisition activity include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed, including the recent recession and high unemployment; National Dentex’s ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China; National Dentex’s ability to attract, retain and motivate qualified personnel; changes in the cost or availability of raw materials, particularly precious metals like gold and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; National Dentex’s ability to access the credit markets on commercially reasonable terms; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the NASDAQ Global Market; and other risks indicated from time to time in National Dentex’s filings with the Securities and Exchange Commission, particularly under Item 1A, “Risk Factors” of National Dentex’s most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC. National Dentex assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

National Dentex Corporation
Earnings Results
(Unaudited)
(In Thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2009	2008	2009

Net Sales	$41,264	$38,174	$171,674	$161,195
Cost of Goods Sold	25,202	22,385	102,184	93,120
Gross Profit	16,062	15,789	69,490	68,075

Goodwill Impairment	6,950	-	6,950	264
Operating Expenses	14,594	14,402	58,588	55,755
Operating Income	(5,482)	1,387	3,952	12,056

Other Expense	166	125	747	744
Interest Expense - Net	568	240	2,110	1,257
Income Before Tax	(6,216)	1,022	1,095	10,055

Income Taxes	(930)	593	1,972	4,178
Net Income	$(5,286)	$429	$(877)	$5,877

Weighted Average Shares Outstanding:
- Basic	5,655	5,761	5,631	5,727
- Diluted	5,655	5,859	5,631	5,761

Net Income per Share:
- Basic	$(.93)	$.07	$(.16)	$1.03
- Diluted	$(.93)	$.07	$(.16)	$1.02

National Dentex Corporation
Selected Balance Sheet Data
(Unaudited)
(In thousands)

	December 31, 2008	December 31, 2009

Cash and Equivalents	$2,110	$1,510
Accounts Receivable – net	19,228	17,862

Current Assets	33,019	31,019
Current Liabilities	23,492	21,724

Working Capital	9,527	9,295

Total Assets	161,515	155,295

Long Term Obligations	47,531	35,781
Stockholders’ Equity	$90,492	$97,790

National Dentex Corporation
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(In Thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2009	2008	2009

Net income (loss)	$(5,286)	$429	$(877)	$5,877

Add back:
Goodwill impairment	6,950	-	6,950	264
Tax effect of goodwill
Impairment	(833)	-	(833)	-

Non-GAAP net income *	831	429	5,240	6,141

Weighted Average shares – basic	5,655	5,761	5,631	5,727
Weighted Average shares - diluted	5,655	5,859	5,631	5,761

Net income (loss) per share – basic	$(.93)	$.07	$(.16)	$1.03
Net income (loss) per share – diluted	$(.93)	$.07	$(.16)	$1.02

Non-GAAP net income per share – basic *	$.15	$.07	$.93	$1.07
Non-GAAP net income per share –diluted *	$.15	$.07	$.93	$1.07

*Non-GAAP net income excludes the goodwill impairment charges of $6,950,000 taken in the fourth quarter of 2008 and $264,000 taken in the third quarter of 2009, as well as the tax effect resulting therefrom.

CONTACT:
NATIONAL DENTEX CORPORATION
Richard F. Becker, 508-907-7800
Executive Vice President, Treasurer